SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2006 (September 20, 2006)

FISHER SCIENTIFIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-10920 (Commission File No.)	02-0451017 (IRS Employer Identification No.)

Liberty Lane, Hampton, New Hampshire (Address of principal executive offices)	03842 (Zip Code)
(603) 926-5911
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 Entry into a Material Definitive Agreement.
          On September 20, 2006, Fisher Scientific International Inc. (the “Company”) entered into (i) the supplemental indenture, dated as of September 20, 2006 (the “6 3/4% Notes First Supplemental Indenture”) to the Indenture, dated as of August 3, 2004 (the “6 3/4% Notes Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (the “6 3/4% Notes Trustee”) pursuant to which the 6 3/4% Senior Subordinated Notes Due 2014 (the “6 3/4% Notes”) were issued and (ii) the supplemental indenture, dated as of September 20, 2006 (the “6 1/8% Notes First Supplemental Indenture” and, together with 6 3/4% Notes First Supplemental Indenture, the “Supplemental Indentures” ) to the Indenture, dated as of August 3, 2004 (the “6 1/8% Notes Indenture” and, together with the 6 3/4% Notes Indenture, the “Indentures”), between the Company and The Bank of New York Trust Company, N.A., as trustee (the “6 1/8% Notes Trustee” and, together with the 6 3/4% Notes Trustee, the “Trustee”) pursuant to which the 6 1/8% Senior Subordinated Notes Due 2015 (the “6 1/8% Notes” and, together with the 6 3/4% Notes, the “Notes”) were issued.
          The Supplemental Indentures amend the applicable Indentures by (i) modifying the covenant that requires the Company to provide certain information to the applicable Trustee and the holders such that the filing of the reports specified in Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended by Thermo, the direct parent of the Company after the merger, will satisfy the information requirement and (ii) modifying the provision addressing the effect of credit ratings on certain covenants such that the rating necessary for termination or suspension of the specified covenants will be the rating of the relevant series of Notes (together, the “Amendments”). Each of the Indentures provides that supplemental indentures of this type may be entered into upon receipt of consents from holders representing a majority in aggregate principal amount of the applicable Notes. Prior to the execution of the Supplemental Indentures, the Company solicited and received the required consents to the Amendments to each of the Indentures in connection with its consent solicitation relating to the Indentures. The consent solicitation expired at 5:00 p.m., Eastern Daylight Time, on September 20, 2006.
          There are no material relationships between the Trustee and the Company or any of their respective affiliates, other than the Trustee’s service as trustee under the Indentures and the Supplemental Indentures and the Trustee’s services as trustee under the indenture, dated as of August 3, 2004, between the Company and the Trustee in connection with the Floating Rate Convertible Senior Debentures due 2033.
          The 6 3/4% Notes First Supplemental Indenture and the 6 1/8% Notes First Supplemental Indenture are filed as Exhibit 4.1 and Exhibit 4.2, respectively to this report.
ITEM 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit Number	Description

Exhibit 4.1	First Supplemental Indenture, dated as of September 20, 2006, by and between Fisher Scientific International Inc. and The Bank of New York Trust Company, N.A. related to the 6 3/4% Senior Subordinated Notes Due 2014.

Exhibit 4.2	First Supplemental Indenture, dated as of September 20, 2006, by and between Fisher Scientific International Inc. and The Bank of New York Trust Company, N.A. related to the 6 1/8% Senior Subordinated Notes Due 2015.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fisher Scientific International Inc.
Date: September 21, 2006	By:	/s/ Kevin P. Clark
		Name:	Kevin P. Clark
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 4.1	First Supplemental Indenture, dated as of September 20, 2006, by and between Fisher Scientific International Inc. and The Bank of New York Trust Company, N.A. related to the 6 3/4% Senior Subordinated Notes Due 2014.

Exhibit 4.2	First Supplemental Indenture, dated as of September 20, 2006, by and between Fisher Scientific International Inc. and The Bank of New York Trust Company, N.A. related to the 6 1/8% Senior Subordinated Notes Due 2015.